Exhibit 99.1

As previously announced, TDS and USM will hold a joint teleconference on October 22, 2003 at 10:00 am Chicago time. Interested parties may listen to the call live on the TDS Web site at www.teldta.com in the Conference Call section of Investor Relations.

Contact:	Kenneth R. Meyers, Executive Vice President - Finance - U.S. Cellular (773) 399-8900 kmeyers@uscellular.com

Mark A. Steinkrauss, Vice President, Corporate Relations -TDS (312) 592-5384 mark.steinkrauss@teldta.com

FOR RELEASE: IMMEDIATE

U.S. CELLULAR REPORTS CERTAIN OPERATING DATA FOR THIRD QUARTER;
REVIEWING EFFECT OF SFAS NO. 150 IMPLEMENTATION ON FULL RESULTS

October 22, 2003, Chicago, Illinois — United States Cellular Corporation [AMEX:USM] reported service revenues of $628.4 million for the third quarter of 2003, up 12% from $561.2 million in the comparable period a year ago. The company recorded operating income of $97 million during the quarter, an increase of 55% from the third quarter of 2002.

The company’s results include operations through July 31, 2003 of markets included in the August 1, 2003 exchange of assets with AT&T Wireless [NYSE:AWE]. Year-over-year comparisons are also affected by the acquisition of the company’s Chicago operations on August 7, 2002. Third quarter 2002 results only include the operating results of the Chicago operations subsequent to that date.

Third Quarter Highlights

•	Customer units totaled 4,268,000, an 8% increase from 3,943,000 customers one year earlier. During the quarter, 141,000 customer units were transferred to AWE related to the exchange transaction.

•	Net customer unit activations from distribution channels totaled 66,000 during the quarter, compared to 76,000 activations for the same quarter of 2002.

•	For the quarter, the company recorded postpay churn of 1.6%, favorable to industry averages.

•	Average monthly retail service revenue per customer increased 2% year-over-year in the quarter to $39.57, compared to $38.95 in the same period a year ago.

President’s Comments

“We made excellent progress during the quarter in our efforts to drive profitable growth,” said John E. Rooney, president and chief executive officer. “In July, we completed the conversion of the billing system in the Chicago market, eliminating certain billing, customer service and consulting costs. Now, instead of third-party vendors serving some of our customers, we serve all our customers with our own customer acquisition and retention system, CARES – a positive for both our customers and us. Helping spur future growth, in September we introduced easyedgesm Phone Service. easyedge is our state-of-the-art data services product that makes the world of wireless easier and faster to navigate. In addition, easyedge provides easy access to online news, stock quotes, games, ring tones and e-mail. We’re launching the product in several of our markets in the fourth quarter and are very excited about its prospects.

“We also made significant progress during the quarter in strengthening our competitive position. On August 1, we completed the exchange of wireless assets with AT&T Wireless, which will significantly improve our presence in several existing service areas and provide meaningful growth opportunities. We have already begun building out several of the new markets, including Oklahoma City, Okla.; Portland, Maine; and the St. Louis metropolitan area. We anticipate being ready to launch U.S. Cellular service in these markets next year.

“However, our net subscriber additions for the quarter were not as strong as planned as we focused on profitable growth, and so we are reducing the net subscriber guidance for the full year. The remainder of our full-year guidance, to include service revenues, remains mostly unchanged.”

Third quarter operating expenses include a $1.4 million reduction in the pre-tax loss related to the assets transferred to AWE in the exchange transaction. A final working capital adjustment, which is not expected to be material, will be made in the fourth quarter of 2003.

The company has reviewed its forward-looking statements and has updated its outlook for certain measurements. The updated statements for the full year 2003 are as follows:

U.S. Cellular 2003 Outlook

Net adds	450,000 – 475,000
Service revenues	$2.35 – $2.4 billion
Depreciation and amortization	$435 – $440 million
Operating income*	$180 – $200 million
Capital spending	$650 – $670 million

*Includes $26 million in operating expenses related to loss on assets held for sale related to the completed AWE exchange.

SFAS 150

The company changed the date of its full financial results announcement to allow it to review recent guidance regarding the implementation of SFAS 150, "Accounting for Certain Instruments with Characteristics of both Liabilities and Equity." SFAS 150 is effective for the company in the third quarter of 2003. The guidance relates to the recent interpretation of the treatment of minority interests held by third parties in certain consolidated joint ventures under SFAS 150. SFAS 150 may apply to certain minority interests in partnerships in which U.S. Cellular has a controlling interest. To the extent SFAS 150 applies, the company will need to reflect the minority interests as liabilities at their fair value, and to recognize a cumulative non-cash charge to earnings at the beginning of the third quarter of 2003 based on the difference between such fair value and the carrying values of the respective minority interests. On a going forward basis, SFAS 150 will require the carrying values of such minority interests to be adjusted to fair value each quarter, and also require that these adjustments be reflected as interest charges in the company’s income statement.

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While the company’s operating results down to and including operating income will not be impacted by SFAS 150, U.S. Cellular is unable to release its full financial results until it determines that it is in full compliance with all aspects of SFAS 150 and has implemented it in accordance with all of its provisions.

U.S. Cellular Corporation, the nation’s eighth largest wireless service carrier, provides wireless service to more than 4.2 million customers in 141 markets throughout 25 states. The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support and a high-quality network.

All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: changes in circumstances or events that may affect the ability of the Company to start up the operations of the properties involved in the AWE transaction; the ability of the Company to manage and grow the operations of the Chicago MTA; changes in the overall economy; changes in competition in the markets in which the Company operates; advances in telecommunications technology; changes brought about by the implementation of wireless number portability; changes in the telecommunications regulatory environment; changes in the value of investments, including variable prepaid forward contracts; changes in the capital markets that could adversely impact the availability, cost and terms of financing; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; pending and future litigation; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, retail service revenue per unit, churn rates, roaming rates and the mix of products and services offered in the Company’s markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents filed by the Company with the Securities and Exchange Commission.

This press release reports certain third quarter and nine month operating data and does not include complete financial statements for these periods. The complete financial statements will be included in the company’s Form 10-Q for the quarter when it is filed. Any investment decisions should not be based solely on this data and should be based only on the complete information to be included in the Form 10-Q and other company filings with the SEC.

As previously announced, TDS and U.S. Cellular will hold a joint teleconference on October 22, 2003 at 10:00 am Chicago time. Interested parties may listen to the call live over the Internet by accessing the conference call section of www.uscellular.com, by accessing http://www.firstcallevents.com/service/ajwz390314455gf12.html or by calling 888/245-6674 Conference ID#3207689. The conference call will also be archived on the conference call section of the USM Web site at www.uscellular.com. Certain financial and statistical information contained in the conference call presentation will be posted to the conference call page of the Investor Relations section of the U.S. Cellular Web site, together with reconciliations of GAAP to any non-GAAP information to be disclosed, prior to the commencement of the call. Investors may access this additional information on the conference call page of the Investor Relations section of the USM web site.

USM’s Internet Home Page: www.uscellular.com

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UNITED STATES CELLULAR CORPORATION SUMMARY OPERATING DATA

Quarter Ended	9/30/03	6/30/03	3/31/03	12/31/02	9/30/02

Consolidated Markets:
Total population (000s) (1)	45,817	41,288	41,288	41,048	41,048
Customer units	4,268,000	4,343,000	4,240,000	4,103,000	3,943,000
Net customer unit activations	66,000	103,000	137,000	160,000	76,000
Market penetration (1)	9.32%	10.52%	10.27%	10.00%	9.61%
Markets in operation (2)	141	150	149	149	149
Cell sites in service	4,082	4,106	3,987	3,914	3,750
Average monthly revenue per unit (3)	$49.05	$47.38	$45.05	$47.91	$49.31
Retail service revenue per unit (3)	$39.57	$38.69	$37.05	$38.69	$38.95
Inbound roaming revenue per unit (3)	$4.65	$4.41	$4.36	$5.37	$6.52
Long-distance/other revenue per unit (3)	$4.83	$4.28	$3.64	$3.85	$3.84
Minutes of use (MOU) (4)	435	424	377	359	327
Postpay churn rate per month (5)	1.6%	1.5%	1.6%	1.8%	2.0%
Marketing cost per gross
customer unit addition (6)	$405	$378	$358	$369	$348
Capital Expenditures ($000s)	$135,111	$163,076	$140,926	$281,615	$192,256

(1)

Market penetration is calculated using 2002 Claritas population estimates for 9/30/03, 6/30/03 and 3/31/03 and 2001 Claritas estimates for all other periods. "Total population" represents the total incremental population of each of U.S. Cellular's consolidated markets, regardless of whether the market has begun marketing operations. The 9/30/03 total population amounts exclude the population of the 10 markets transferred to AWE in August 2003 and include the population of the 14 markets acquired from AWE in August 2003.

(2)	Represents only those markets which have begun marketing operations.
(3)	Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:
			(dollars in thousands)
Service Revenues per Financial Highlights	$628,440	$610,109	$564,601	$575,387	$561,240
Components:
Retail service revenue during quarter	$506,983	$498,176	$464,341	$464,633	$443,290
Inbound roaming revenue during quarter	$59,638	$56,840	$54,606	$64,533	$74,243
Long-distance/other revenue during quarter	$61,819	$55,093	$45,654	$46,221	$43,707

Divided by average customers during quarter (000s)	4,271	4,292	4,178	4,003	3,794
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$49.05	$47.38	$45.05	$47.91	$49.31
Retail service revenue per unit	$39.57	$38.69	$37.05	$38.69	$38.95
Inbound roaming revenue per unit	$4.65	$4.41	$4.36	$5.37	$6.52
Long-distance/other revenue per unit	$4.83	$4.28	$3.64	$3.85	$3.84

(4)	Average monthly local minutes of use per customer (without roaming).
(5)	Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.
(6)

The numerator of this calculation is the sum of Marketing and Selling Expenses and Cost of Equipment Sold, less Equipment Sales Revenues (excluding agent rebates related to customer retention), for each respective quarter. The numerator is then divided by the number of gross customers activated on the U.S. Cellular network for each respective quarter to arrive at marketing cost per gross customer unit addition.

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UNITED STATES CELLULAR CORPORATION Certain Operating Data Three Months Ended September 30 (Unaudited, dollars in thousands)
			Increase (Decrease)

	2003	2002	Amount	Percent

Operating Revenues
Service Revenues	$628,440	$561,240	$67,200	12.0%
Equipment Sales	28,903	18,546	10,357	55.8%

	657,343	579,786	77,557	13.4%

Operating Expenses
System Operations (Excluding all amounts included in Depreciation below)	153,724	136,367	17,357	12.7%
Marketing and Selling	101,589	91,060	10,529	11.6%
Cost of Equipment Sold	53,383	51,595	1,788	3.5%
General and Administrative	150,894	135,191	15,703	11.6%
Depreciation	89,797	93,355	(3,558)	(3.8%)
Amortization of Deferred Charges and Customer Lists	12,367	9,521	2,846	29.9%
(Gain) on Assets Held for Sale	(1,442)	--	(1,442)	N/M

	560,312	517,089	43,223	8.4%

Operating Income	$97,031	$62,697	$34,334	54.8%

UNITED STATES CELLULAR CORPORATION Certain Operating Data Nine Months Ended September 30 (Unaudited, dollars in thousands)
			Increase (Decrease)

	2003	2002	Amount	Percent

Operating Revenues
Service Revenues	$1,803,150	$1,523,506	$279,644	18.4%
Equipment Sales	89,917	59,039	30,878	52.3%

	1,893,067	1,582,545	310,522	19.6%

Operating Expenses
System Operations (Excluding all amounts included in Depreciation below)	438,721	362,426	76,295	21.1%
Marketing and Selling	309,058	249,185	59,873	24.0%
Cost of Equipment Sold	175,510	118,550	56,960	48.0%
General and Administrative	483,981	356,702	127,279	35.7%
Depreciation	272,773	228,289	44,484	19.5%
Amortization of Deferred Charges and Customer Lists	42,165	23,748	18,417	77.6%
Loss on Assets Held for Sale	25,558	--	25,558	N/M

	1,747,766	1,338,900	408,866	30.5%

Operating Income	$145,301	$243,645	$(98,344)	(40.4%)
N/M — Percentage change not meaningful

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